SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                     Date of report:  December 27, 1996
                      (Date of earliest event reported)

                         Commission File No. 1-1569


                     AMERICAN PREMIER UNDERWRITERS, INC.



                 Incorporated under the laws of Pennsylvania

                 IRS Employer Identification No. 23-6000765


                           One East Fourth Street
                           Cincinnati, Ohio  45202
                           Phone:  (513) 579-6600



        Former name or former address, if changed since last report:
                               Not Applicable.











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                     AMERICAN PREMIER UNDERWRITERS, INC.
                                  FORM 8-K


ITEM 5.OTHER EVENTS.

        On December 27, 1996, American Premier Underwriters, Inc. ("APU") paid a $693.7 million dividend to American Financial Group, Inc. ("AFG"), at that time the holder of 100% of its outstanding common stock. The dividend consisted of a $675 million promissory note issued by American Financial Corporation ("AFC") and $18.7 million of related accrued interest. AFG owns 100% of the common stock of AFC.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              AMERICAN  PREMIER UNDERWRITERS,
INC.



January 15, 1997                             By:   James C. Kennedy
                                                  James C. Kennedy
                                                   Deputy  General Counsel  &
Secretary













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